UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2008
Allegheny Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-12001	25-1792394

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Six PPG Place, Pittsburgh, Pennsylvania	15222-5479

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (412) 394-2800
N/A

(Former name or former address, if changed since last report).
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.
     On August 1, 2008, the board of directors (the “Board”) of Allegheny Technologies Incorporated (the “Company”) adopted a revised program of compensation payable to non-employee members of the Board for services they render to the Company. The compensation program as adopted by the Board includes: (1) an annual retainer fee consisting of a cash payment of $60,000 and $100,000 of restricted stock, (2) Board meeting fees of $2,500 per meeting day, (3) Committee meeting fees of $1,500 per meeting, and (4) an annual cash retainer fee payable to non-employee directors who serve as chairs of committees of the Board of $10,000. The non-employee directors also received a supplemental grant of restricted stock of $25,000 as of August 1, 2008. A complete summary of the Non-Employee Director Compensation Program is set forth in Exhibit 99.1.
     The amounts payable were approved by the Board but are not set forth in any written agreements between the non-employee directors and the Company.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits

Exhibit 99.1	Summary of Non-Employee Director Compensation Program.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY TECHNOLOGIES INCORPORATED
By:	/s/ Jon D. Walton
Jon D. Walton
Executive Vice President, Human Resources, Chief Legal and Compliance Officer

Dated: August 5, 2008

EXHIBIT INDEX

Exhibit 99.1	Summary of Non-Employee Director Compensation Program.